Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John P. Van Vlack
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer
T: (561) 682-7721
E: John.VanVlack@Ocwen.com

Ocwen reports Q1 Revenue up 47% to $111.0 million, Q1 Income from operations up 73% to $69.8 million and Net income up 6% to $22.1 million

Atlanta, GA – (May 5, 2011) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported net income of $22.1 million or $0.21 per share for the first quarter of 2011. This compares with net income of $20.9 million or $0.20 per share for the first quarter of 2010. The Company incurred in the first quarter of 2011 $11.9 million in incremental amortization of up-front fees and original issue discount on its Senior Secured Term Loan (SSTL) related to a partial prepayment of this loan. Normalizing for the SSTL items and a $0.9 million reduction in litigation accruals, net income would have been $29.1 million or $0.27 per share.

Income from operations was $69.8 million for the first quarter of 2011 as compared to $40.4 million for the first quarter of 2010, up 73%. Revenue for the first quarter was $111.0 million, up 47% compared to the first quarter of 2010.

First quarter business performance highlights:

●	Completed 24,502 loan modifications of which 14% were HAMP modifications which exceeded the upper end of guidance of 19,000 to 22,000.
●	Generated cash flow from operations for the first quarter of 2011 of $368.1 million.
●	Made voluntary prepayments of $162.5 million on the SSTL which along with the mandatory repayment reduced the outstanding principal balance to $26.3 million as of March 31, 2011.
●	Reduced servicing advances by $294.2 million, or 14%.

“We are very pleased with our strong operating results for the first quarter,” said Ron Faris, President and CEO. “With the up-front costs behind us, the HomEq transaction is a strong contributor to earnings as it continues to meet or exceed expectations. Ocwen’s investment in its industry-leading servicing platform has further improved customer satisfaction and increased loan resolutions. We are proud that our efforts have helped keep more families in their homes and reduce losses to investors. Our ongoing improvements helped drive a quarterly record volume of 24,502 modifications, up more than 22% over the fourth quarter of 2010, and a large reduction in non-performing loans. Over the past three months, the percentage of non-performing loans fell 9.5% from 27.3% to 24.7%, excluding GSE special servicing.” Faris added that, “because our servicing segment now represents over 99% of Ocwen’s revenues, we have consolidated into Corporate Items and Other the Loans and Residuals and Asset Management Vehicles segments.”

Chairman Bill Erbey stated that, “Ocwen’s robust cash-flow enabled the Company to pay-down debt and positions us well to take advantage of growth opportunities in the marketplace. Ocwen paid-down all but $26.3 million of its $350 million SSTL, keeping the facility open to provide capacity for new business. Ocwen has a solid pipeline of opportunities for both sub-servicing and servicing. Just after the end of the quarter, for example, Ocwen signed a $3.2 billion sub-servicing agreement that closes this month. Our financial capacity, along with our competitive advantages in delinquency management and low operating cost, position us well to source new business.”

Ocwen Financial Corporation
First Quarter 2011 Results
May 5, 2011

Servicing
In comparison to the first quarter of 2010, revenue was 47% higher, driven by growth in the portfolio as unpaid principal balance serviced increased from $49.7 billion at March 31, 2010 to $70.5 billion at March 31, 2011. Operating expense increased by $9.0 million or 29%.

Other expense, net increased by $24.1 million due to interest expense on borrowings related to the HomEq acquisition. Normalizing for the $11.9 million of incremental amortization of up-front fees and original issue discount on the SSTL loan, adjusted pre-tax income of the Servicing segment would have been $46.7 million or up 44% over the first quarter of 2010 due to the growth in our servicing portfolio, delinquency management and unit cost reductions.

Corporate Items and Other
In the first quarter of 2011, losses from income before taxes were $0.3 million as compared to $1.1 million in the first quarter of 2010. Because of their minor impact on financial results, Ocwen no longer reports Loans and Residuals and Asset Management Vehicles as separate segments. Rather, these are now consolidated under Corporate Items and Other. Comparisons to prior periods reflect restatement of Corporate Items and Other to include these former segments.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, and Washington, DC and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, successful completion of the HomEq transaction, future liquidity and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
First Quarter 2011 Results
May 5, 2011

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Total unpaid principal balance of loans and REO serviced	$70,542,961	$73,886,391	$76,140,022	$55,244,576	$49,677,999
Non-performing loans and REO serviced as a % of total UPB (1)	24.7%	27.3%	27.2%	26.2%	25.3%
Prepayment speed (average CPR)	13.9%	12.6%	12.6%	13.1%	12.4%

(1)	Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)

For the three months ended March 31,	2011	2010
Servicing
Revenue	$110,869	$75,453
Operating expenses	39,783	30,787
Income from operations	71,086	44,666
Other expense, net	(36,306)	(12,161)
Income before income taxes	34,780	32,505

Corporate Items and Other
Revenue	471	536
Operating expenses	1,570	4,581
Loss from operations	(1,099)	(4,045)
Other income, net	808	2,985
Loss before income taxes	(291)	(1,060)

Corporate Eliminations
Revenue	(334)	(403)
Operating expenses	(154)	(191)
Loss from operations	(180)	(212)
Other income, net	180	212
Income (loss) before income taxes	—	—

Consolidated income before income taxes	$34,489	$31,445

Ocwen Financial Corporation
First Quarter 2011 Results
May 5, 2011

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the three months ended March 31,	2011	2010

Revenue
Servicing and subservicing fees	$102,505	$66,480
Process management fees	7,796	7,906
Other revenues	705	1,200
Total revenue	111,006	75,586

Operating expenses
Compensation and benefits	14,787	12,777
Amortization of mortgage servicing rights	8,923	6,375
Servicing and origination	1,922	591
Technology and communications	6,872	5,664
Professional services	2,384	3,255
Occupancy and equipment	4,130	4,446
Other operating expenses	2,181	2,069
Total operating expenses	41,199	35,177

Income from operations	69,807	40,409

Other income (expense)
Interest income	2,169	3,645
Interest expense	(37,543)	(12,471)
Gain on trading securities	—	765
Loss on loans held for resale, net	(904)	(1,038)
Equity in earnings of unconsolidated entities	130	735
Other, net	830	(600)
Other expense, net	(35,318)	(8,964)

Income before income taxes	34,489	31,445
Income tax expense	12,425	10,574
Net income	22,064	20,871
Net loss (income) attributable to non-controlling interest in subsidiaries	10	(11)
Net income attributable to Ocwen Financial Corporation	$22,074	$20,860

Earnings per share attributable to Ocwen Financial Corporation
Basic	$0.22	$0.21
Diluted	$0.21	$0.20

Weighted average common shares outstanding
Basic	100,762,446	99,975,881
Diluted	107,777,775	107,324,415

Ocwen Financial Corporation
First Quarter 2011 Results
May 5, 2011
OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31, 2011	December 31, 2010

Assets
Cash	$129,087	$127,796
Restricted cash – for securitization investors	1,005	727
Loans held for resale, at lower of cost or fair value	25,153	25,803
Advances	174,842	184,833
Match funded advances	1,639,811	1,924,052
Loans, net – restricted for securitization investors	65,112	67,340
Mortgage servicing rights, net	184,571	193,985
Receivables, net	50,279	69,518
Deferred tax assets, net	137,551	138,716
Goodwill	12,810	12,810
Premises and equipment, net	5,110	5,475
Investments in unconsolidated entities	11,588	12,072
Other assets	128,868	158,282
Total assets	$2,565,787	$2,921,409

Liabilities and Equity
Liabilities
Match funded liabilities	$1,289,129	$1,482,529
Secured borrowings – owed to securitization investors	60,841	62,705
Lines of credit and other secured borrowings	77,710	246,073
Servicer liabilities	2,067	2,492
Debt securities	82,554	82,554
Other liabilities	123,019	140,239
Total liabilities	1,635,320	2,016,592

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 100,937,283 and 100,726,947 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	1,009	1,007
Additional paid-in capital	468,963	467,500
Retained earnings	467,530	445,456
Accumulated other comprehensive loss, net of income taxes	(7,281)	(9,392)
Total Ocwen Financial Corporation stockholders’ equity	930,221	904,571
Non-controlling interest in subsidiaries	246	246
Total equity	930,467	904,817
Total liabilities and equity	$2,565,787	$2,921,409